UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Loop Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave., Suite 430 Glendale, CA	91203
(Address of Principal Executive Office)	(Zip Code)

(213) 436-2100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Warrant Amendments

On February 5, 2020, Loop Media, Inc. (the “Company”) assumed a note in the principal amount of $180,000 owed to Bruce Cassidy, a member of the Company’s board of directors. In order to retire the full amount of the debt plus accrued interest of $5,563, on March 11, 2020, the Company issued a warrant exercisable for 2,666,667 shares of the Company’s common stock (the “Prior Eagle Warrant”) to an entity controlled by Mr. Cassidy. The Prior Eagle Warrant had an exercise price of $0.75 per share, and expired on the earliest of (i) March 11, 2030, (ii) immediately prior to the closing of an initial public offering, and (iii) upon a change of control of the Company.

From December 1, 2020 to June 1, 2021, the Company sold to entities controlled by Mr. Cassidy in a private placement, (i) $2,350,000 in aggregate principal amount of Senior Secured Promissory Notes and (ii) warrants to purchase an aggregate of 213,637 shares of the Company’s common stock at an exercise price of $2.75 per share (the “Prior Cassidy Warrants”). The Prior Cassidy Warrants expired at the earliest of (i) December 1, 2022, (ii) immediately prior to the closing of an initial public offering, and (iii) a change of control of the Company.

On February 24, 2022, the Company amended and restated the Prior Eagle Warrant (the “Amended Eagle Warrant”), to amend its expiration terms. Pursuant to the Amended Eagle Warrant, the Amended Eagle Warrant will expire on the earliest of (i) March 11, 2030, and (ii) upon a change of control of the Company. All other terms of the Prior Eagle Warrant remain the same. The Company also amended and restated the Prior Cassidy Warrants (each an “Amended Cassidy Warrant,” and collectively, the “Amended Cassidy Warrants” and together with the Amended Eagle Warrant, the “Amended Warrants”), to amend its expiration terms. Pursuant to the Amended Cassidy Warrants, each Amended Cassidy Warrant will expire on the earliest of (i) December 1, 2024, and (ii) a change of control of the Company. All other terms of the Prior Cassidy Warrants remain the same.

The description of the Amended Warrants is qualified in its entirety by reference to the full text of the Amended Warrants, which are incorporated by reference herein. A form of each of the Amended Eagle Warrant and the Amended Cassidy Warrants is included herein as Exhibits 10.1 and 10.2, respectively.

Credit Agreement

On February 23, 2022, the Company entered into a Non-Revolving Line of Credit Loan Agreement (the “Credit Agreement”), with Excel Family Partners, LLLP, an entity managed by Mr. Cassidy, for aggregate loans of up to $1.5 million (the “Loan”), evidenced by a Non-Revolving Line of Credit Promissory Note, also dated February 23, 2022 (the “Note”). The Loan matures in two years from the date of the Credit Agreement and accrues interest, payable semi-annually, at fixed rate of interest equal to ten percent per year for the first six months and thereafter at 12% per year and any advances under the Loan are subject to terms and conditions customary for loans of this type.

Under the Loan Agreement, subject to certain exceptions, the Company may not create, incur or permit any lien, security interest, pledge, charge or encumbrance of any kind until all obligations of the Company under the Credit Agreement have been satisfied.

The descriptions of the Credit Agreement and the Note are qualified in their entirety by reference to the full texts of the Credit Agreement and the Note, which are incorporated by reference herein. Copies of the Credit Agreement and the Note are included herein as Exhibits 10.3 and 10.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 with respect to the Amended Warrants is incorporated by reference into this Item 3.02.

The issuance of the Amended Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Amended Warrants were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Amended Eagle Warrant
10.2	Form of Amended Cassidy Warrant
10.3	Credit Agreement, dated February 23, 2022, by and between the Company and Excel Family Partners, LLLP.
10.4	Non-Revolving Line of Credit Promissory Note, dated February 23, 2022, by and between the Company and Excel Family Partners, LLLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 1, 2022	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO